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                                                                     EXHIBIT 4.3

                              HCI ACQUISITION CORP.

                             REGISTRATION AGREEMENT

      THIS REGISTRATION AGREEMENT (this "Agreement") dated as of March 31, 2004 is made by and among (i) HCI Acquisition Corp. ("HCI"), (ii) Code Hennessy & Simmons IV LP ("CHS" and together with any partner or an affiliated fund of CHS and any other co-investor of such funds (including Randolph Street Partners VI) set forth from time to time on the attached Schedule of Stockholders under the heading "CHS Group" who at any time acquires securities of the Company and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement, the "CHS Group"), (iii) Ontario Teachers' Pension Plan Board, an Ontario corporation ("Teachers" and, together with each Person within the CHS Group, the "Investors"), (iv) each executive employee on the attached Schedule of Stockholders under the heading "Executives" and any other executive employee of the Company or its subsidiaries who, at any time, acquires securities of the Company and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, an "Executive" and collectively, the "Executives") and (v) each of the other Persons set forth from time to time on the attached Schedule of Stockholders under the heading "Other Investors" who, at any time, acquires securities of the Company and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, an "Other Investor" and collectively, the "Other Investors"). The Investors, the Executives and the Other Investors are collectively referred to herein as the "Stockholders." Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 9 hereof.

      HCI, The Hillman Companies, Inc., a Delaware corporation ("Hillman"), and the stockholders and optionholders of Hillman have entered into the Agreement and Plan of Merger, dated as of February 14, 2004 (the "Merger Agreement"), pursuant to which HCI will be merged with and into Hillman on the date hereof (the "Merger") with Hillman being the surviving corporation in the Merger (the surviving corporation in the Merger being hereinafter referred to as the "Company").

      Effective upon the consummation of the Merger and without any action by HCI, Hillman, the Company or the Stockholders, the Company, as the surviving corporation in the Merger, will assume all of HCI's obligations, and become entitled to all of HCI's rights, under this Agreement.

      In connection with the consummation of the Merger, the Investors and the Other Investors party to this Agreement on the date hereof acquired shares of the capital stock of the Company pursuant to the HCI Securities Purchase Agreement, dated as of the date hereof, by and among HCI, the Investors and the Other Investors party to this Agreement on the date hereof (the "Securities Purchase Agreement").

      The Company and each of the Executives a party to this Agreement on the date hereof are parties to an Executive Securities Agreement dated as of the date hereof (the "Executive Securities Agreements"), pursuant to which each such Executive shall acquire shares of the capital stock of the Company upon consummation of the Merger.

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      The execution and delivery of this Agreement is a condition to the
Investors purchase of capital stock of the Company pursuant to the Securities Purchase Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

      1.    Demand Registrations.

            (a) Requests for Registration. Subject to the terms and conditions of this Section 1, the holders of the Investor Registrable Securities may request registrations under the Securities Act of all or any part of their Investor Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations") as specified in Section 1(b) or, if available, on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") as specified in Section 1(c). All registrations requested pursuant to this Section 1(a) are referred to herein as "Demand Registrations." Each request for a Demand Registration shall specify the approximate number of CHS Registrable Securities or Teachers Registrable Securities, as the case may be, requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to
Section 1(d) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

            (b) Long-Form Registrations. At any time after the date upon which the Company has completed a Qualified Public Offering, the holders of a majority of the CHS Registrable Securities may request up to three Long-Form Registrations (a "CHS Long-Form Registration") in which the Company will pay all Registration Expenses (as defined below in Section 5) and any such CHS Long-Form Registration shall count as a Long-Form Registration. At any time after the first anniversary of the date upon which the Company has completed a Qualified Public Offering, the holders of a majority of the Teachers Registrable Securities may request up to two Long-Form Registrations (a "Teachers Long-Form Registration") in which the Company will pay all Registration Expenses and any such Teachers Long-Form Registration shall count as a Long-Form Registration. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective and unless the holders of Investor Registrable Securities are able to register and sell at least 90% of the Investor Registrable Securities requested to be included in such registration; provided, that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a permitted Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations. All Long-Form Registrations shall be underwritten registrations.

            (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 1(b), (i) the holders of a majority of the CHS Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company will pay all Registration Expenses and (ii) the holders of a majority of the Teachers Registrable Securities shall be entitled to request an unlimited number of Short-Form

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Registrations in which the Company will pay all Registration Expenses.
Notwithstanding the foregoing, in no event shall the Company be required to (x) effect more than two Short-Form Registrations in any calendar year or (y) effect any Short-Form Registration unless the holders of a majority of the CHS Registrable Securities or a majority of the Teachers Registrable Securities, as the case may be, requesting such Short-Form Registration propose to sell Registrable Securities at an aggregate price to the public in excess of $10,000,000. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Investor Registrable Securities. All Short-Form Registrations shall be underwritten registrations, unless otherwise agreed to by the holders of Investor Registrable Securities who initiated the Demand Registration.

            (d) Priority on Demand Registrations. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Investor Registrable Securities to be included in such Registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within the price range acceptable to the holders of a majority of the Investor Registrable Securities, the Company will include in such registration (i) first, the number of Registrable Securities requested to be included in such registration which in the opinion of such underwriters can be sold in such manner in the acceptable price range, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder and (ii) second, other securities requested to be included in such Demand Registration, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder, which in the opinion of such underwriters can be sold in such manner in the acceptable price range.

            (e) Restrictions on Demand Registrations. The Company will not be obligated to effect any Long-Form Registration within six months after the effective date of a previous Long-Form Registration. The Company may postpone for up to three months the filing or the effectiveness of a registration statement for a Demand Registration if the Board of Directors of the Company determines that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided, however, that in such event, the holders of Investor Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall be treated as if it had never been made in the first instance, and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

            (f) Selection of Underwriters. The holders of a majority of the Investor Registrable Securities to be included in an offering shall have the right to select the investment

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banker(s) and manager(s) to administer the offering, subject to the Company's approval which will not be unreasonably withheld or delayed.

            (g) Other Registration Rights. The Company will not grant to any Persons the right to request that the Company register any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any such securities, without the prior written consent of the holders of at least a majority of the Investor Registrable Securities.

      2.    Piggyback Registrations.

            (a) Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (other than (i) pursuant to a Demand Registration, which is governed by Section 1, (ii) pursuant to a registration on Form S-4 or S-8 or any successor or similar forms or (iii) in connection with the Company's initial public offering of equity securities unless any holder of Registrable Securities or of any other securities is selling any of its Registrable Securities or other securities in such initial public offering) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), whether or not for sale for its own account, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to Sections 2(c) and 2(d) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice; provided that with respect to any Piggyback Registration, the holders of 75% or more of the Investor Registrable Securities shall have the right to waive and forego, as against themselves and all other holders of Registrable Securities, the inclusion of any Registrable Securities in such Piggyback Registration (for greater certainty, such exclusion shall not apply to any Investor Registrable Securities if such offering was initiated by a Demand Registration requested pursuant to Section 1).

            (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

            (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such offering exceeds the number which can be sold in an orderly manner in such offering within the price range acceptable to the Company, the Company will include in such registration
(i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of Registrable Securities owned by each such holder and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder.

            (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (it being understood that secondary registrations on behalf of holders of Registrable Securities are addressed in Section 1 above rather than this Section 2(d)), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be

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included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration pro rata among the holders of such securities on the basis of the number of securities owned by each such holder, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such requesting holder and (iii) third, other securities requested to be included in such registration.

            (e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of the investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Investor Registrable Securities included in such Piggyback Registration, which approval shall not be unreasonably withheld.

            (f) Withdrawal by Company. If, at any time after giving notice of its intention to register any of its securities as set forth in Section 2(a) and before the effective date of such registration statement filed in connection with such registration, the Company shall determine, for any reason, not to register such securities, the Company may, at its sole discretion, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).

            (g) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

      3.    Holdback Agreements.

            (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period (the "Lock-Up Period") beginning on the effective date of (i) any underwritten initial public offering of the Company's equity securities or (ii) any underwritten Demand Registrations or Piggyback Registrations in which holders of Registrable Securities are participating (except as part of such underwritten registration, if otherwise permitted), unless in either case the underwriters managing the registered public offering otherwise agree.

            (b) The Company (i) agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the

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effective date of (A) any underwritten initial public offering of the Company's equity securities or (B) any underwritten Demand Registrations or Piggyback Registrations in which holders of Registrable Securities are participating (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form), unless in either case the underwriters managing the registered public offering otherwise agree and (ii) shall cause its officers and directors and each holder of 1% or more of its outstanding Common Stock, or any securities convertible into or exchangeable or exercisable for 1% or more of its outstanding Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

      4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible:

            (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use its commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Investor Registrable Securities copies of all such documents proposed to be filed and shall, in good faith, consider any comments or objections that such counsel may have to any such documents);

            (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than six months (subject to extension pursuant to Section 7(b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

            (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as

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such seller may reasonably request in order to facilitate the disposition of the
Registrable Securities owned by such seller;

            (d) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

            (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of the holders of a majority of the securities included in such registration, the Company will prepare and furnish, to any seller who requests, a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

            (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its commercially reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

            (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

            (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Investor Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

            (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar

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quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

            (j) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its commercially reasonable efforts promptly to obtain the withdrawal of such order; and

            (k) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters, which letter shall be addressed to the underwriters.

      The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company customary information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

      5.    Registration Expenses.

            (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on a securities exchange or the NASD automated quotation system.

            (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Investor Registrable Securities included in such registration.

            (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

      6.    Indemnification.

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            (a)   The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, such holder's officers, directors, agents, partners, members, stockholders and employees and each Person who controls such holder (within the meaning of the Securities Act) (each an "Indemnitee" and, collectively, the "Indemnitees") against any and all losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorney's fees), to which such Indemnitee may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained (A) in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or (B) in any application or other document or communication (in this Section 6 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the "blue sky" or securities laws thereof, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each Indemnitee for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding; provided, however, that the Company shall not be liable in any such case to any such Person to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), or expense arises out of, is based upon, is caused by, or results from an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Person expressly for use therein or by such Person's failure to deliver, if such Person is required by law to deliver, a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Person with a sufficient number of copies of the same. In connection with any underwritten offering, the Company will indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

            (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the full extent permitted by law, will indemnify and hold harmless the other holders of Registrable Securities and the Company, and their respective directors, officers, agents and employees and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorney's fees), to which such indemnified party may become subject under the Securities Act or otherwise, to the extent such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material

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fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein; provided, however, that the obligation to indemnify will be individual (and not joint) to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

            (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (d) The indemnifying party shall not, except with the approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect to such claim or litigation without any payment or consideration provided by such indemnified party.

            (e) If the indemnification provided for in this Section 6 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand from the sale of Registrable Securities pursuant to the registered offering of securities as to which indemnity is sought or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand in connection with the statement or omission which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement. The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, no seller of Registrable Securities shall be required to contribute any amount in excess of the net proceeds received by such Seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (f) The indemnification and contribution by any such party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

      7.    Participation in Underwritten Registrations.

            (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

            (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 4(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 7 to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(e).

      8. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

      9.    Definitions.

      "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or under common control with such Person.

      "CHS" means Code Hennessy & Simmons IV LP, a Delaware limited partnership.

      "CHS Registrable Securities" means (i) any shares of Class A Common Stock issued to the CHS Group pursuant to the Securities Purchase Agreement, (ii) Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of exchange, dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization and (iii) other Common Stock held by any member of the CHS Group. As to any particular CHS Registrable Securities, such securities shall cease to be CHS Registrable Securities when they (1) have been distributed to the public pursuant to an offering registered under the Securities Act, (2) have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or could be sold to the public through a broker, dealer or market maker in compliance with Rule 144(e)(1)(i) and disregarding clauses (ii) and (iii) of Rule 144(e)(1) and disregarding Rule 144(k) under the Securities Act (or any similar rule then in force), (3) have been distributed by a CHS Group member to its partners or (4) have been repurchased by the Company or any of its subsidiaries.

      "Class A Common Stock" means the Company's Class A Common Stock, par value $0.01 per share.

      "Class B Common Stock" means the Company's Class B Common Stock, par value $0.01 per share.

      "Class C Common Stock" means the Company's Class C Common Stock, par value $0.01 per share.

      "Common Stock" means the Company's Class A Common Stock, Class B Common Stock and Class C Common Stock.

      "Executive Registrable Securities" means (i) any shares of Common Stock issued to the Executives which have become vested in accordance with the terms of the applicable Executive Securities Agreement and (ii) any shares of Common Stock issued or issuable with respect to the securities referred to in clause
(i) above by way of exchange, dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization. As to any particular Executive Registrable Securities, such securities shall cease to be Executive Registrable Securities when they (1) have been distributed to the public pursuant to an offering registered under the Securities Act, (2) have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or could be sold to the public through a broker, dealer or market maker in compliance with Rule 144(e)(1)(i) and disregarding clauses (ii) and (iii) of Rule 144(e)(1) and disregarding Rule 144(k) under the Securities Act (or any similar rule then in force) or (3) have been repurchased by the Company or any of its subsidiaries.

      "Investor Registrable Securities" means the CHS Registrable Securities and the Teachers Registrable Securities.

      "Other Registrable Securities" means (i) any shares of Common Stock held by the Other Investors as of the date hereof, or acquired hereafter from the Company and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization. As to any particular Other Registrable Securities, such securities shall cease to be Other Registrable Securities when they (1) have been distributed to the public pursuant to an offering registered under the Securities Act, (2) have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or could be sold to the public through a broker, dealer or market maker in compliance with Rule 144(e)(1)(i) and disregarding clauses (ii) and (iii) of Rule 144(e)(1) and disregarding Rule 144(k) under the Securities Act (or any similar rule then in force) or (3) have been repurchased by the Company or any of its subsidiaries.

      "Person" means an individual, a partnership, a joint venture, an association, a joint stock company, a corporation, a limited liability company, a trust, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Qualified Public Offering" means the sale in an underwritten public offering registered under the Securities Act that results in a trading market in the Common Stock of 15% or more of the Common Stock issued and outstanding following the consummation of such public offering.

      "Registrable Securities" means, collectively, the Investor Registrable Securities, the Executive Registrable Securities and the Other Registrable Securities.

      "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

      "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

      "Teachers Registrable Securities" means (i) any shares of Class C Common Stock issued to Teachers pursuant to the Securities Purchase Agreement, (ii) any shares of Class A Common Stock issued upon the conversion of any Class C Common Stock issued to Teachers pursuant to the Securities Purchase Agreement, (iii) any shares of Common Stock issued or issuable with respect to the securities referred to in clause (i) or (ii) above by way of exchange, dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization, and (iv) any other shares of Common Stock held by Teachers or its Affiliates. As to any particular Teachers Registrable Securities, such securities shall cease to be Teachers Registrable Securities when they (1) have been distributed to the public pursuant to an offering registered under the Securities Act, (2) have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or could be sold to the public through a broker, dealer or market maker in compliance with Rule 144(e)(1)(i) and disregarding clauses (ii) and (iii) of Rule 144(e)(1) and disregarding Rule 144(k) under the Securities Act (or any similar rule then in force) or (3) have been repurchased by the Company or any of its subsidiaries.

      10.   Miscellaneous.

            (a) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split, combination of shares, recapitalization or reorganization).

            (b) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

            (c) Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the holders of Registrable Securities unless such modification, amendment or waiver is approved in writing by CHS and Teachers; provided that in the event that such amendment or waiver would treat a holder or group of holders of Registrable Securities materially and adversely differently from any other holders of Registrable Securities, then such amendment or waiver will also require the consent of such holder or the holders of a majority of the Registrable Securities of such group materially and adversely treated; provided, further, that an amendment or modification of this Agreement to add a party hereto and to grant such party registration rights will be effective against the Company and all holders of Registrable Securities if such modification, amendment or waiver is approved in writing by the Company, CHS and Teachers (but such approval not to be unreasonably withheld in the event an Executive is proposed to be added to this Agreement solely as an additional holder of Executive Registrable Securities and no other amendment, modification or waiver). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision in accordance with its terms.

            (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the holders of Registrable Securities (or any portion thereof) as such shall be for the benefit of and enforceable by any subsequent holder of any Registrable Securities (or of such portion thereof).

            (e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            (f) Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            (g) Counterparts; Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement may be executed by facsimile signature.

            (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            (i) Governing Law. All issues and questions concerning the relative rights and obligations of the Company and the Stockholders and the construction, validity, interpretation and enforceability of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

            (j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered or received by certified mail, return receipt requested, or sent by guaranteed overnight courier service. Such notices, demands and other communications will be sent to the Company at the address indicated below, to any party hereto at the address indicated on the Schedule of Stockholders attached hereto and to any subsequent holder of Registrable Securities at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party, and to the Company at the address indicated below:

            If to the Company:

            The Hillman Companies, Inc.
            10590 Hamilton Avenue
            Cincinnati, OH 45231
            Attention:  Max W. Hillman, Jr.

            with copies (which shall not constitute notice) to:

            Code Hennessy & Simmons IV LP
            10 South Wacker Drive, Suite 3175
            Chicago, IL 60606
            Attention:  Peter M. Gotsch

            And:

            Kirkland & Ellis LLP
            200 East Randolph Drive
            Chicago, IL 60601
            Attention:  Stephen L. Ritchie, P.C.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

            (k) Effect of Merger on this Agreement. Effective upon the consummation of the Merger and without any action by HCI, Hillman, the Company or the Stockholders, the Company, as the surviving corporation in the Merger, shall assume all of HCI's obligations, and become entitled to all of HCI's rights, under this Agreement.

            (l) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Registration Agreement on the day and year first above written.

COMPANY:                       HCI ACQUISITION CORP.

                               By:  /s/ PETER M. GOTSCH
                                    -------------------------------------------
                               Its:
                                    -------------------------------------------

CHS GROUP:                     CODE HENNESSY & SIMMONS IV LP

                               By:  CHS Management IV LP
                               Its: General Partner

                               By:  Code Hennessy & Simmons LLC
                               Its: General Partner

                               By:  /s/ PETER M. GOTSCH
                                    --------------------------------------------
                                        Peter M. Gotsch
                                        Partner

                               CHS ASSOCIATES IV LP

                               By:  CHS Management IV LP
                               Its: General Partner

                               By:  Code Hennessy & Simmons LLC
                               Its: General Partner

                               By:  /s/ PETER M. GOTSCH
                                    --------------------------------------------
                                        Peter M. Gotsch
                                        Partner

                               RANDOLPH STREET PARTNERS VI

                               By:  /s/ STEPHEN L. RITCHIE
                                    --------------------------------------------

                                        Managing Partner

                               /s/ PAIGE WALSH
                               -------------------------------------------------
                               Paige Walsh

TEACHERS:                      ONTARIO TEACHERS' PENSION PLAN BOARD

                               By:  /s/ J. MARK MACDONALD
                                    --------------------------------------------
                               Its:
                                    --------------------------------------------


OTHER INVESTORS:               HARBOURVEST PARTNERS VI - DIRECT FUND, L.P.

                               By:  HarbourVest VI - Direct Associates LLC
                               Its: General Partner

                               By:  HarbourVest Partners, LLC
                               Its: Managing Member

                               By: /s/ WILLIAM A. JOHNSTON
                                   --------------------------------------------

EXECUTIVES:                    /s/ Max W. Hillman, Jr.
                               -------------------------------------------------
                               Max W. Hillman, Jr.

                               /s/ Richard P. Hillman
                               -------------------------------------------------
                               Richard P. Hillman

                               /s/ James P. Waters
                               -------------------------------------------------
                               James P. Waters

                               /s/ Dennis Blake
                               -------------------------------------------------
                               Dennis Blake

                               /s/ Gary Seeds
                               -------------------------------------------------
                               Gary Seeds

                               /s/ Ken Foskey
                               -------------------------------------------------
                               Ken Foskey

                               /s/ Terry Rowe
                               -------------------------------------------------
                               Terry Rowe

                               /s/ George Heredia
                               -------------------------------------------------
                               George Heredia

                               /s/ Rick Buller
                               -------------------------------------------------
                               Rick Buller

                               /s/ John Marshall
                               -------------------------------------------------
                               John Marshall